UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2017

HENNESSY ADVISORS, INC.

(Exact name of registrant as specified in its charter)

California	001-36423	68-0176227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California	94945
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:                   (415) 899-1555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On January 26, 2017, Hennessy Advisors, Inc. (the “Company”) issued a press release announcing that its Board of Directors had approved (1) a cash dividend of $0.075 per share on its common stock, on a split-adjusted basis, payable March 6, 2017, to shareholders of record at the close of business on February 10, 2017 and (2) amending and restating the Company’s Amended and Restated Articles of Incorporation to effect a three-for-two stock split of the Company’s common stock. Effective March 6, 2017, shareholders of record as of the close of business on February 10, 2017, will receive one additional share of common stock for every two shares of common stock owned, with no further action by such shareholders. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

Exhibit	Description

99.1	Press release issued January 26, 2017, by Hennessy Advisors, Inc. announcing declaration of a cash dividend and a stock split.

signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY ADVISORS, INC.

January 27, 2017	By:	/s/ Neil J. Hennessy
Neil J. Hennessy
President and CEO

HENNESSY ADVISORS, INC.

Exhibit Index to Current Report on Form 8-K dated January 26, 2017

Exhibit	Description

99.1	Press release issued January 26, 2017, by Hennessy Advisors, Inc. announcing declaration of a cash dividend and a stock split.